UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2012

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Pamela Strayer

On June 5, 2012 Pamela Strayer informed Autodesk, Inc. (“Autodesk” or the “Company”) of her intention to resign as Vice President Finance, Principal Accounting Officer, effective Friday, June 22, 2012. Mark Hawkins, the Company’s Executive Vice President and Chief Financial Officer, was named as Principal Accounting Officer by the Board of Directors on June 7, 2012.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Autodesk held on June 7, 2012 (the “Annual Meeting”), the stockholders of Autodesk elected the following individuals to the Board of Directors. Each Director will serve for the ensuing year and until their successors are duly elected and qualified.

Nominee	Votes For	Votes Against	Abstentions*	Broker Non Votes*
Carl Bass	185,790,047	3,206,237	325,682	14,190,160
Crawford W. Beveridge	185,344,871	3,632,640	344,455	14,190,160
J. Hallam Dawson	185,337,128	3,615,859	368,979	14,190,160
Per-Kristian Halvorsen	185,479,632	3,504,751	337,583	14,190,160
Mary T. McDowell	174,012,018	14,974,970	334,978	14,190,160
Lorrie M. Norrington	187,946,867	1,038,266	336,833	14,190,160
Charles J. Robel	187,810,618	1,169,197	342,151	14,190,160
Stacy J. Smith	176,685,665	12,299,019	337,282	14,190,160
Steven M. West	173,864,088	15,113,593	344,285	14,190,160

*	Abstentions and broker non-votes do not affect the outcome of the election.

In addition, the following proposals were voted on and approved at our Annual Meeting.

	Votes For	Votes Against	Abstentions	Broker Non Votes
Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2013	198,881,146	4,166,815	464,165	0
Proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in the proxy statement.	101,513,638	86,530,710	1,277,618	14,190,160

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ PASCAL W. DI FRONZO
Pascal W. Di Fronzo Senior Vice President, General Counsel and Secretary

Date: June 8, 2012